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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Nos. 333-64609, 333-94933, 333-94937, 333-42832 and 333-86818) on Form S-8 and the Registration Statement (No. 333-146254) on the Post-Effective Amendment No. 1 to Form S-1 on Form S-3 of our report dated June 13, 2008, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Meade Instruments Corp. for the year ended February 29, 2008.

Moss Adams LLP
Orange County, California
June 13, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM